Exhibit 99.1

PAVmed Closes Preferred Stock and Senior Secured Note Financings, Eliminating All Previously Outstanding Convertible Securities

Series D Preferred Stock offering yielded $30 million of gross proceeds and includes warrants exercisable for up to an additional $30 million upon publication of a positive draft EsoGuard Medicare local coverage determination

Series D Preferred Stock convertible into common stock subject to stockholder approval at an upcoming special meeting

New senior secured note with three-year maturity yielded an additional $15 million of gross proceeds

Proceeds used to redeem and retire all previously outstanding convertible securities, eliminating a significant legacy capital structure overhang

Transactions yielded approximately $7.7 million in net cash proceeds, materially strengthening the Company’s balance sheet

NEW YORK, February 4, 2026 — PAVmed Inc. (Nasdaq: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today announced the closing of preferred stock and senior secured note financings by existing long-term investors, resulting in the elimination of a significant legacy capital structure overhang from previously outstanding convertible securities and a materially strengthened balance sheet.

The Company has issued $30 million of newly designated Series D Convertible Preferred Stock with warrants exercisable for up to an additional $30 million of Series D Convertible Preferred Stock, callable upon publication of a positive draft Medicare local coverage determination (LCD) for the EsoGuard Esophageal DNA Test offered by its subsidiary, Lucid Diagnostics, Inc. (Nasdaq: LUCD) (“Lucid”). The Company will convene a special meeting of its stockholders no later than April 30, 2026, to seek approval for the conversion of the Series D Preferred Stock into common stock with a conversion price of $6.50 per share of common stock. The Company has executed voting agreements with stockholders representing approximately 25 percent of its outstanding common stock in support of such approval. The Company has concurrently issued a $15 million senior secured note with a February 2029 maturity to an existing investor.

The Company used the proceeds from these financings, consisting of a $22.3 million cash payment and the $15 million long-term senior secured note, to redeem all outstanding shares of its Series C Convertible Preferred Stock, and fully retire its outstanding convertible debt. The remaining $7.7 million in net cash proceeds will be available for general working capital purposes. In total, assuming exercise of the associated warrants upon publication of a positive EsoGuard LCD and conversion of the Series D Convertible Preferred Stock upon stockholder approval, these financings would yield a clean capital structure consisting entirely of common stock and long-term debt, while adding approximately $37.7 million in cash to the balance sheet. In addition, PAVmed continues to hold 31 million shares of Lucid common stock on its balance sheet.

“This transaction represents a decisive and transformational positive outcome following more than a year of deliberate, systematic work to permanently fix PAVmed’s legacy capital structure by eliminating the overhang of its convertible securities to unlock the full strength of its assets for the benefit of its shareholders,” said PAVmed Chairman and Chief Executive Officer, Lishan Aklog, M.D. “We are grateful for the deep commitment of our core long-term investors and their continued confidence in the future of this company and its subsidiaries. Armed with a clean capital structure and substantially strengthened balance sheet, PAVmed is now poised to execute on its founding mission to become a high-growth diversified commercial life sciences company with multiple independently financed subsidiaries leveraging a shared services model. As Lucid’s largest shareholder, PAVmed is exceptionally well positioned to benefit from its upcoming major value inflection points. PAVmed’s majority-owned digital health subsidiary, Veris Health Inc., is likewise positioned to accelerate execution of its strategic plan. Finally, we now have the capital structure and resources to actively pursue and capitalize on additional commercial opportunities with the potential to enhance long-term shareholder value.”

Additional details regarding the Series D Convertible Preferred Stock, the warrants, the redemption of the Series C Convertible Preferred Stock, the Company’s recently outstanding and new debt, and related voting agreements are included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s clinical and preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; PAVmed’s ability to raise additional funding as needed; and other competitive developments. These factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact:

Matt Riley
PAVmed and Lucid Diagnostics
mjr@pavmed.com